Exhibit 99.1

COMPANY NEWS

FOR IMMEDIATE RELEASE

CALMARE THERAPEUTICS AWARDED $2.5 MILLION, FIVE-YEAR

CONTRACT BY U.S. DEPARTMENT OF VETERAN AFFAIRS FOR

CALMARE® PAIN THERAPY DEVICES

Contract No.: 36F797-20D0118 | Contract Term: Five Years

Fairfield, CT – June 8, 2020 – Calmare Therapeutics Incorporated, (OTC: CTTC), the pain mitigation company, was awarded a five-year, $2.5 million Federal Supply Schedule contract by the U.S. Department of Veteran Affairs for Calmare® Pain Therapy Devices.

The contract was awarded under Schedule 65 II A - Medical Equipment and Supplies under Federal Supply Schedule Solicitation RFP-797-FSS-99-0025-R9. Contract period is from June 15, 2020 through June 14, 2025.

“This is a great accomplishment for the Company,” said Calmare Therapeutics President & CEO Conrad Mir. “Our team has worked diligently to reach this goal. We anticipate delivering on this contract and posting revenues in short order.”

About Calmare Therapeutics, Inc.

Calmare Therapeutics, Inc. researches, develops and commercializes chronic, neuropathic pain devices. Our flagship medical device – the Calmare® Pain Therapy Device (the “Calmare Device”) – is the world’s only non-invasive, non-addictive modality that can successfully treat chronic, neuropathic pain. The Company holds a U.S. Food & Drug Administration 510k clearance designation on its flagship device, which grants it the exclusive right to sell, market, research and develop the medical device in the United States and throughout the world. The Calmare Devices are commercially sold to medical practices and found in U.S. military hospitals, clinics and on installations.

Forward-Looking Statement

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations and statements of future economic performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee its future results, levels of activity, performance or achievements.

Contacts:

Calmare Therapeutics Incorporated
Conrad Mir
President and CEO
cmir@calmaretherapeutics.com
203.368.6044

www.calmaretherapeutics.com